Ohr Pharmaceutical, Inc. 8-K

 Exhibit 99.1

Ohr Pharmaceutical Reports First Quarter 2016 Financial and Business Results

Conference Call Today at 5:00pm Eastern Time

NEW YORK, New York – February 9, 2016 – Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP), an ophthalmology research and development company, today reported results for its first quarter ended December 31, 2015.

“I am excited by the ongoing progress we made in the first quarter of fiscal 2016,” said Jason S. Slakter, MD, Chief Executive Officer of Ohr. “The positive data generated by our phase 2 IMPACT study of OHR-102 combination therapy in the wet form of age-related macular degeneration (wet-AMD) has set the stage for the phase 3 clinical program and supports our conviction that OHR-102 combination therapy has the potential to establish a new standard of care in wet AMD," continued Dr. Slakter. “Importantly, we now have the data we need to optimize the design for our planned Phase 3 development program, in particular, the inclusion criteria for enrolling the patient population which has the highest likelihood of significant visual acuity gains. Our plan is to initiate the Phase 3 program upon completion of the Special Protocol Assessment (SPA) procedure, and begin enrolling patients in the first calendar quarter of 2016."

First Quarter 2016 Clinical Highlights

•	Submitted a Special Protocol Assessment (SPA) request to the FDA on the design of the Phase 3 clinical development program of OHR-102 for the treatment of wet-AMD.
o	The planned Phase 3 clinical trials are designed as double-masked, placebo-controlled, multicenter, international studies of OHR-102 administered twice a day in patients with newly diagnosed wet AMD, in combination with Lucentis® injections.
o	The primary endpoint is visual acuity improvement at month 9.
o	Enrollment in the Phase 3 program is on track to begin in the first calendar quarter of 2016.
•	Presented new data on OHR-102 from Phase II IMPACT Study in Wet-AMD at American Academy of Ophthalmology (AAO) Annual Meeting in Las Vegas, NV.
o	The size of occult CNV at baseline, irrespective of a classic CNV component, was the strongest predictive factor of treatment success with the combination of OHR-102 plus Lucentis.
o	Occult CNV <10mm2 population represents a larger proportion of the subjects enrolled in the IMPACT study than the classic containing group and encompasses over 75% of patients seen in clinical practice today.
o	Phase 3 program will enroll an optimized patient population that has the greatest potential benefit from OHR-102 combination therapy.
•	Announced positive preclinical data from SKS sustained release ocular program
o	In an animal model used to evaluate ophthalmic compounds, sustained supratherapeutic levels of active drug were achieved in target ocular tissues.
o	Results serve as an important validation for Ohr's SKS sustained release technology which holds the promise of improving the standard of care in a number of ocular conditions.

Financial Results for First Quarter ended December 31, 2015

•	For the first quarter ended December 31, 2015, the Company reported a net loss of approximately $6.1 million, or ($0.20) per share, compared to a net loss of approximately $4.6 million, or ($0.18) per share in the same period of 2014.
•	For the first quarter ended December 31, 2015, total operating expenses were approximately $3.6 million, consisting of $1.2 million in general and administrative expenses, $2.1 million in research and development expenses, and 0.3 million in depreciation and amortization. This compared to approximately $3.9 million in 2014, consisting of $0.8 million in general and administrative expenses, $2.8 million in research and development expenses, and $0.3 million in depreciation and amortization in the same period in 2015.
•	At December 31, 2015 the Company had cash and cash equivalents of approximately $25.3 million. This compares to cash and equivalents of approximately $10.4 million at December 31, 2014.

Conference Call

Tuesday, February 9 at 5:00pm Eastern Time

Domestic: 877-407-0789

International: 201-689-8562

Conference ID: 13629898

Webcast: http://public.viavid.com/index.php?id=118193

Replays – Available through February 16, 2016

Domestic: 877-870-5176

International: 858-384-5517

Conference ID: 13629898

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (NasdaqCM: OHRP) is an ophthalmology research and development company. The company's lead product, OHR-102 (Squalamine Lactate Ophthalmic Solution, 0.2%), is currently being studied as an eye drop formulation in clinical trials for back-of-the-eye diseases, including the wet form of age-related macular degeneration, retinal vein occlusion, and proliferative diabetic retinopathy. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform with several preclinical drug product candidates in development for glaucoma, steroid-induced glaucoma, ocular allergies, and protein drug delivery. Additional information on the company may be found at www.ohrpharmaceutical.com.

Contact:

Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Lucentis® is a registered trademark of Genentech, Inc.

OHR PHARMACEUTICAL, INC.
Consolidated Balance Sheets
(Unaudited)

	December 31,	September 30,
	2015	2015
ASSETS

CURRENT ASSETS
Cash	$25,325,809	$28,697,323
Prepaid expenses and other current assets	1,777,746	338,713

Total Current Assets	27,103,555	29,036,036

EQUIPMENT, net	244,261	248,753

OTHER ASSETS
Security deposit	12,243	12,243

Intangible assets, net	16,050,165	16,332,863
Goodwill	740,912	740,912

TOTAL ASSETS	$44,151,136	$46,370,807

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,540,870	$1,592,348
Notes payable	—	48,063
Contingent consideration	2,736,016	2,239,603

Total Current Liabilities	5,276,886	3,880,014

TOTAL LIABILITIES	5,276,886	3,880,014

STOCKHOLDERS' EQUITY
Preferred stock, Series B; 6,000,000 shares authorized, $0.0001 par value, 0 and 500,000 shares issued and outstanding, respectively	—	—
Common stock; 180,000,000 shares authorized, $0.0001 par value, 30,956,112 and 30,331,309 shares issued and outstanding, respectively	3,096	3,033
Additional paid-in capital	103,528,029	100,999,173
Accumulated deficit	(64,656,875)	(58,511,413)

Total Stockholders' Equity	38,874,250	42,490,793
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$44,151,136	$46,370,807

OHR PHARMACEUTICAL, INC.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	December 31,
	2015	2014
OPERATING EXPENSES

General and administrative	$1,218,128	$812,469

Research and development	2,076,280	2,805,896

Depreciation and amortization	297,740	305,622

OPERATING LOSS	3,592,148	3,923,987

OTHER INCOME (EXPENSE)

Change in fair value of contingent consideration	(2,557,549)	(683,386)
Share in losses on investment in joint venture	—	(26,650)
Other income	3,419	35,813
Interest income (expense), net	816	(127)

Total Other Income (Expense)	(2,553,314)	(674,350)

LOSS FROM OPERATIONS BEFORE
INCOME TAXES	(6,145,462)	(4,598,337)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(6,145,462)	$(4,598,337)

BASIC AND DILUTED LOSS PER SHARE	$(0.20)	$(0.18)

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING:
BASIC AND DILUTED	30,472,493	25,259,154

OHR PHARMACEUTICAL, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	December 31,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(6,145,462)	$(4,540,958)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	137,424	28,760
Warrants issued for services	—	8,559
Stock option expense	316,819	362,028
Change in fair value of contingent consideration	2,557,549	683,386
Share in losses on investment in joint venture	—	26,650
Depreciation	15,042	7,636
Amortization of intangible assets	282,698	297,986
Changes in operating assets and liabilities
Prepaid expenses and deposits	(1,439,033)	(445,523)
Accounts payable and accrued expenses	948,522	834,605

Net Cash Used in Operating Activities	(3,326,441)	(2,736,871)

INVESTING ACTIVITIES
Purchase of property and equipment	(10,550)	—
Net Cash Used in Investing Activities	(10,550)	—

FINANCING ACTIVITIES
Proceeds from warrants exercised for cash	13,540	3,000
Repayments of short-term notes payable	(48,063)	(43,899)

Net Cash Used in Financing Activities	(34,523)	(40,899)

NET CHANGE IN CASH	(3,371,514)	(2,777,770)
CASH AT BEGINNING OF PERIOD	28,697,323	13,220,494

CASH AT END OF PERIOD	$25,325,809	$10,442,724

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$406	$433
Income Taxes	—	—

NON CASH FINANCING ACTIVITIES:
Common stock issued to settle accounts payable	$—	$50,000
Settlement of contingent consideration	2,061,136	—